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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in this third amendment to the registration statement.


/s/ ARTHUR ANDERSEN LLP
-------------------------------------
Arthur Andersen LLP


Orange County, California
April 24, 2000